SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/ Filed by a Party other than the Registrant / / Check the appropriate box:
       / /        Preliminary Proxy Statement
       / /        Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
       / /        Definitive Proxy Statement
       / /        Definitive Additional Materials
       /X/        Soliciting Material Pursuant to Rule 14a-12


                          NIAGARA MOHAWK HOLDINGS, INC.
                        NIAGARA MOHAWK POWER CORPORATION
--------------------------------------------------------------------------------
              (Name of Each Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): /X/ No fee required.

       / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

       / / Fee paid previously with preliminary materials.

       / / Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing or which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

       (2)  Form, Schedule or Registration Statement no.:

       (3)  Filing Party:

(4)      Date Filed:


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[Letter to Retirees dated September 2000]

            [LOGO - Niagara Mohawk; Letterhead of David J. Arrington,
             Senior Vice President and Chief Administrative Officer]

                                                                  September 2000

Dear Retiree:

As you probably know by now, on Tuesday, September. 5, we announced that Niagara Mohawk will merge with National Grid USA to form one of the largest electric and gas utilities in the United States. It is an exciting combination that will create substantial value for our shareholders, our employees, customers and for the upstate New York economy.

National Grid USA, which is owned by the London-based National Grid Group plc, currently includes the former NEES and the former EUA, which provide electricity service in Massachusetts, Rhode Island and New Hampshire.

In merging with National Grid USA, Niagara Mohawk will become part of a larger, more powerful company in a rapidly consolidating industry. We will be better positioned to compete more effectively in a deregulated marketplace and will be better able to attract new industry and new jobs to our region. National Grid also sees our gas business, with its extensive network and depth of expertise, as a potential platform for new growth.

Importantly, we will retain our respected name, our Syracuse operating headquarters and our long-standing commitment to the communities we have served so well for so long.

For retiree investors, our merger with National Grid USA presents you with an opportunity to realize a significant premium on your holdings. Under the terms of the transaction, Niagara Mohawk shareholders will receive consideration of $19.00 per Niagara Mohawk share, subject to the dollar value of five National Grid ordinary shares being between $32.50 and $51.00. In the event that the dollar value of five National Grid ordinary shares is greater than $51.00, the per share consideration received by Niagara Mohawk shareholders will increase by two-thirds of the percentage of the increase in value over $51.00. In the event that the dollar value of five National Grid ordinary shares is less than $32.50, the per share consideration received by Niagara Mohawk shareholders will decrease by two-thirds of the percentage of the decrease in value below $32.50.

Pending state and federal regulatory approval, we expect our merger to be concluded late next year. In the meantime, I will keep you informed of related developments. If you have additional questions on this transaction, please call our Merger Hotline at 1-800-278-2284.

In closing, I offer you my continuing appreciation for your years of dedicated service to Niagara Mohawk. You have all contributed to our rich history and past successes on which our future will be built.

                                            Sincerely,
                                            /s/David J. Arrington

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National Grid Group plc and Niagara Mohawk will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, documents filed with the SEC by Niagara Mohawk will be available free of charge by contacting Niagara Mohawk at the following address and telephone number: Investor Relations, Niagara Mohawk Holdings, Inc., 300 Erie Boulevard West, Syracuse, NY 13202, telephone: 315-428-3134. Documents filed with the SEC by National Grid can be obtained by contacting National Grid at the following address and telephone number: David Forward, National Grid Group plc, 15 Marylebone Road, London, NW1 5JD, telephone: 020-7312-5600.

PLEASE READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

This document does not constitute a solicitation by Niagara Mohawk or its board of directors of any approval or action of its shareholders. Niagara Mohawk and its board of directors will be soliciting proxies from Niagara Mohawk shareholders in favor of the merger. You can obtain more information about Niagara Mohawk's directors and officers and their beneficial interests in Niagara Mohawk's common stock and in the transaction, which will constitute a "change in control" for purposes of the employment agreements of certain Niagara Mohawk executives, by accessing Niagara Mohawk's 2000 Proxy Statement available on the SEC's website, http://www.sec.gov, and Niagara Mohawk's website, http://www.niagaramohawk.com. Updated information with respect to the security holdings of these individuals, and their interests in the transaction and the solicitation, will be included in the final proxy statement to be filed with the SEC.

CAUTIONARY STATEMENT -- Certain information in this letter concerning the transaction with National Grid is forward-looking, including statements regarding the consideration per share that Niagara Mohawk's shareholders are projected to receive from the transaction and Niagara Mohawk's expectation as to the closing date of the transaction. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond Niagara Mohawk's control. Important risk factors could cause the actual future results to differ materially from those currently estimated by management. Risk factors that could materially affect statements made concerning the National Grid transaction include, but are not limited to: the timely receipt of necessary shareholder, regulatory and other consents and approvals needed to complete the transaction, which could be delayed for a variety of reasons related or not related to the transaction itself; the fulfillment of all of the closing conditions specified in the transaction documents; and the dollar equivalent of the market price of National Grid ordinary shares.